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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the inclusion and incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-107378 of Nam Tai Electronics, Inc. on Form F-3, of our report dated March 15, 2002 appearing in the Prospectus, which is part of such Registration Statement, and in their Annual Report on Amendment No. 1 to Form 20-F/A for the year ended December 31, 2002 and to the reference to us under the heading "Experts" in such Prospectus.




/s/ DELOITTE TOUCHE TOHMATSU




Hong Kong
August 8, 2003